SECOND AMENDATORY EMPLOYMENT AGREEMENT


SECOND AMENDATORY EMPLOYMENT AGREEMENT, dated as of December 18, 1998, by and among KSW Mechanical Services, Inc., a Delaware corporation (the "Company"), KSW, Inc., a Delaware corporation ("KSWI") and Floyd Warkol ("Warkol").

                               W I T N E S S E T H

     WHEREAS, Warkol is employed by the Company and KSWI pursuant to an Employment Agreement, dated as of January 1, 1994, by and among the Company, KSWI and Warkol (the "Employment Agreement"), as amended by the Amendatory Employment Agreement, dated as of December 15, 1995; and

     WHEREAS, the Company, KSWI and Warkol wish to provide for the amendment of certain terms of the Employment Agreement;

     NOW THEREFORE, in consideration of the mutual promises contained herein, the parties hereto hereby agree as follows:

1. All terms used herein that are defined in the Employment Agreement shall have the meanings provided therein, unless otherwise defined herein. The following amendments to the Employment Agreement shall take effect as of January 1, 1999.

2. Paragraph 1.1 of the Employment Agreement is hereby deleted in its entirety and replaced by the following:

"1.1 Term. The Company agrees to employ Warkol as Chairman and Chief Executive Officer of the Company and Warkol agrees to accept such employment, subject to the terms and provisions hereof, for the period beginning the date hereof and ending on December 31, 2000, unless terminated earlier pursuant to Article 3 or 4 hereof (the "Term"). During the Term, and for so long as Warkol is employed by the Company hereunder, Warkol shall also serve as the President and Chief Executive Officer of KSWI and KSWI shall employ Warkol in that capacity. During the Term, Warkol shall, if he wishes, be elected as a director of the Company and KSWI. If Warkol is not a director of the Company or KSWI, he shall nonetheless be entitled to attend Board of Directors meetings of the Company and KSWI."

3. Paragraph 2.1 of the Employment Agreement is hereby amended to add the following provisions:

     "2.1(a). Subject to the provisions of Article 4 and 5 hereof, as compensation for services rendered hereunder, Warkol shall receive an annual base salary of $420,000 in the years 1999 and 2000, to be paid weekly in accordance with the Company's normal payroll practices, subject to deduction for withholding and other applicable taxes and similar charges.

     2.1(b). In addition to the base salary set forth in paragraph 2.1(a) hereof, for the years 1999 and 2000,Warkol shall receive each year an amount equal to 9.5% of the annual profits, before taxes, of the Company which are in excess of $250,000, to be paid within 90 days after the end of each calendar year. The computation of any bonus based on the annual pretax profits of the Company shall exclude the effect of any income or expense with respect to the CO-OP City Project. For the purpose of this Agreement, pretax profit shall exclude any bonuses due to Floyd Warkol or Burton Reyer.

     2.1 (c). Sub-paragraph 2.3(d) of the Employment Agreement is hereby deleted in its entirety."

4. Except as specifically amended or modified herein, all of the terms and provisions of the Employment Agreement shall remain in full force and effect, except any references to Shea and Gould are deleted, and any references to Helionetics, Inc. shall be changed to KSW, Inc.

     IN WITNESS WHEREOF, the undersigned have executed this Second Amendatory Employment Agreement as of the date first above written.

                                   KSW MECHANICAL, SERVICES, INC.

                                   By:______________________________
                                      Name:
                                      Title:

                                   KSW, INC.

                                   By:______________________________
                                      Name:
                                      Title:

                                   FLOYD WARKOL
                                   _________________________________